UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Sterling Construction Company, Inc.
(Exact name of registrant as specified in its charter)

Delaware	25-1655321
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

20810 Fernbush Lane
Houston, Texas	77073
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
NONE	Not Applicable
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑
Securities Act registration statement file number to which this form relates: Not applicable
Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, Par Value $0.01 Per Share

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
A description of the common stock, par value $0.01 per share, of Sterling Construction Company, Inc. (the “Registrant”) and preferred stock purchase rights is set forth under the caption “Description of Capital Stock” in the preliminary prospectus included in the registration statement on Form S-1 (File No. 333-129780) filed by the Registrant with the Securities and Exchange Commission on November 17, 2005, as amended from time to time, which is hereby incorporated herein by reference. The final prospectus will be filed pursuant to Rule 424(b) under the Securities Act of 1933 and upon filing shall be deemed incorporated by reference herein.
Item 2. Exhibits.

3.1	Restated and Amended Certificate of Incorporation of Oakhurst Company, Inc. (“OCI’’), dated as of September 25, 1995 (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 Sterling Construction Company, Inc. (“SCC”) filed on November 17, 2005 (SEC File No. 333-129780)).

3.2	Certificate of Amendment of the Certificate of Incorporation of OCI, dated as of November 12, 2001 (incorporated by reference to Exhibit 3.1 to SCC’s Registration Statement on Form S-1 filed on November 17, 2005 (SEC File No. 333-129780)).

3.3	Bylaws of OCI (incorporated by reference to Exhibit 3.2 to OCI’s Annual Report on Form 10-K for the fiscal year ended February 28, 1998, filed on May 29, 1998 (SEC File No. 000-19450)).

4.1	Certificate of Designations of OCI’s Series A Junior Participating Preferred Stock, dated as of February 10, 1998 (incorporated by reference to Exhibit 4.2 to OCI’s Annual Report on Form 10-K, filed on May 29, 1998 (SEC File No. 000-19450)).

4.2	Warrant to Purchase Common Stock of SCC, dated as of March 31, 2003, issued to KTI, Inc. (incorporated by reference to Exhibit 3.1 to SCC’s Registration Statement on Form S-1, filed on November 17, 2005 (SEC File No. 333-129780)).

4.3	Rights Agreement, dated as of December 29, 1998, by and between OCI and American Stock Transfer and Trust Company, including the form of Series A Certificate of Designations, the form of Right Certificate and the Summary of Rights attached thereto as Exhibits A, B and C, respectively (incorporated by reference to Exhibit 99.1 to OCI’s Registration Statement on Form 8-A12G, filed on January 5, 1999 (SEC File No. 000-19450)).

4.4	Form of Warrant to Purchase Common Stock of SCC (including schedule of grantees) (incorporated by reference to Exhibit 10.44 to SCC’s Registration Statement on Form S 1/A, filed on January 3, 2006 (SEC File No. 333-129780)).

4.5*	Form of SCC Common Stock Certificate.

*	Filed herewith
SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Sterling Construction Company, Inc.
Date: January 10, 2006	/s/ Roger M. Barzun
Roger M. Barzun
Vice President